Exhibit 99.2

Stem Holdings, Inc. Announces Signing of Definitive Agreement to Acquire

Driven Deliveries, Inc.

Stem Holdings will become Driven By Stem

Combination Creates a New Paradigm of Brands and Supply Chain

for the U.S. Cannabis Industry

Adam Berk, CEO of Stem Holdings and former CEO of Osmio (currently Grubhub)

to Continue as CEO of Driven by Stem

●	The acquisition (the “Acquisition”) by Stem Holdings, Inc. (“Stem”) of all of the stock of Driven Deliveries, Inc. (“Driven Deliveries”) will create what Stem believes will be the first vertically-integrated cannabis company with an integrated Delivery as a Service (DaaS) platform to meet the growing market for medical and adult-use cannabis home delivery with best-selling and disruptive new products.

●	The Acquisition is expected to close in late calendar year 2020 as an all-stock transaction. Driven Deliveries shareholders will receive one share of common stock of Stem (each, a “Stem Share”) for each share of common stock of Driven Deliveries (each, a “Driven Share”) held for an aggregate purchase price of approximately C$41.3M. The closing market price of the Stem Shares was C$0.55 on the Canadian Securities Exchange and US$0.36 on the OTCQB on October 5, 2020.

●	The resulting company (“Driven By Stem” or the “Combined Company”) is expected to have a combined market capitalization of approximately USD$54 million, based on the closing market price of the Stem Shares and the Driven Shares on the OTCQX and the OTCQB, respectively, on October 5, 2020 and 65M Stem Shares and 75M Driven Shares being outstanding on October 5, 2020.

●	Current shareholders of Driven Deliveries have committed up to USD$10 million to fund the Combined Company’s continued business expansion within Stem’s current market footprint including California, Oklahoma and Oregon.

●	As part of the Acquisition, Stem will change its name to “Driven By Stem” and the Combined Company will continued to be headquartered in Boca Raton, Florida.

●	Stem and Driven Deliveries achieved combined gross revenue of USD$12.4 million in CY20/Q2 and a combined gross profit of USD$4.94 million. Total CY20 gross revenue of Stem and Driven Deliveries, as a combined entity, is projected to be USD$49 million with gross profit of USD$18 million.

●	Driven By Stem is projected to have revenues of USD$75 million in CY21 and gross profit of USD$27 million. The Acquisition is expected to be immediately accretive to earnings of Stem.

●	Stem and Driven Deliveries will hold a conference call, including a webcast with slides, at 8:30 am EDT on October 6, 2020 during which senior management will discuss the Acquisition.
o	Webcast with slides: http://public.viavid.com/index.php?id=141779
o	Tel: 1-877-407-0784. Please request the Stem & Driven Deliveries call.

BOCA RATON, FL and LOS ANGELES, CA, October 6, 2020 – Stem Holdings, Inc. (OTCQX: STMH CSE: STEM), a leading vertically-integrated cannabis and hemp branded products company with state-of-the-art cultivation, processing, extraction, retail, and distribution operations throughout the United States, and Driven Deliveries, Inc. (OTCQB: DRVD), an e-commerce and DaaS (delivery-as-a-service) provider with proprietary logistics and omnichannel UX/CX technology, today announced that they have entered into a definitive agreement and plan of reorganization dated October 5, 2020 (the “Definitive Agreement”) pursuant to which Stem has agreed to acquire all of the stock of Driven Deliveries. Following completion of the Acquisition, Stem believes Driven By Stem will be the first vertically-integrated cannabis company with a DaaS platform, which will meet the needs of all cannabis consumers in markets served.

Under the terms of the Definitive Agreement, Driven Deliveries shareholders will receive one Stem Share for each Driven Share held for an aggregate purchase price of approximately C$41.3M. Driven By Stem is expected to have a combined market capitalization of approximately USD$54 million, based on to closing market price of the Stem Shares and Driven Shares on the OTCQX and the OTCQB, respectively, on October 5, 2020 and 65M Stem Shares and 75M Driven Shares being outstanding on October 5, 2020.

The Board of Directors of each of Stem and Driven Deliveries have unanimously approved the Acquisition and it is expected to close in late 2020, subject to regulatory and stockholder approvals, completion of final due diligence and other customary closing conditions. Driven By Stem, the combined entity after giving effect to the Acquisition, will maintain its headquarters at Stem’s current location in Boca Raton, FL. Following the completion of the Acquisition, synergies in sales, operations, and SG&A are expected, leading to organic growth and margin expansion. The Acquisition is expected to be immediately accretive to earnings of Stem. The Acquisition is an arm’s length transaction.

The shares of common stock of the Combined Company are expected to continue to trade under Stem’s current symbols (OTCQX: STMH CSE: STEM).

New Paradigm for Cannabis

Driven By Stem will integrate Driven Deliveries’ delivery capability and its robust technology in every state in which Stem currently operates, and add Stem’s iconic cannabis brands to Driven Deliveries’ platform of over 400 cannabis products. Stem’s brand offerings cover multiple cannabis product categories, particularly flower, extracts, edibles, and topicals with award-winning brands including TJ’s Gardens™ and Yerba Buena™; Cannavore™ an edible brand; and Doseology™, a CBD mass market brand launching in 2021. As a cannabis technology company, Driven Deliveries’ Budee™ and Ganjarunner™ e-commerce platforms will also partner with leading cannabis companies in new geographies to meet demand for quick and accurate product deliveries. Initial operations will span nine states.

Management and Corporate Governance

Upon the closing of the Acquisition, the members of senior management of the Combined Company are expected to be:

●	Adam Berk, Chief Executive Officer and Chairman: Adam Berk is the current CEO of Stem and a member of Driven Deliveries’ Board of Directors. Adam Berk is the former CEO of Osmio (currently GrubHub), which was the first patented web-online food ordering system.
●	Steve Hubbard, Chief Financial Officer: Steve Hubbard is the current CFO of Stem.
●	Ellen Deutsch, EVP/Chief Operating Officer: Ellen Deutsch is the current Executive Vice President and COO of Stem. Ellen Deutsch was an executive of Hain Celestial for over 20 years prior to joining Stem.
●	Sal Villanueva, President: Sal Villanueva is the current President of Driven Deliveries.
●	Brian Hayek, Chief Compliance Officer & Special Projects: Brian Hayek is a co-founder and current Chief Financial Officer of Driven Deliveries.

Christian Schenk, current Chairman and CEO of Driven Deliveries, has tendered his resignation effective October 4, 2020 to pursue other interests. Brian Hayek stated, “Merging with Stem completes our transition from an online cannabis technology company and delivery service to a vertically-integrated cannabis operator, and fast-tracks our expansion strategy into new states.” He concluded, “This is a defining moment in our history and is expected to expand our total addressable market and growth opportunities.”

Synergies

The Acquisition is expected to be EPS accretive in CY21. Other expected benefits are: (1) increased scale to drive sales growth, (2) leveraging Driven Deliveries’ proprietary technology in new markets to drive market share; (3) cost savings estimated at $1.5MM in the first year through productivity initiatives, vertical supply chain efficiencies, and reduction and consolidation of overhead and administrative costs. The Acquisition is not expected to increase debt levels.

“No other cannabis company has the breadth of top-shelf brands and convenience sought by cannabis consumers which Driven By Stem will offer,” stated Adam Berk, CEO of Stem. “We will apply Driven Deliveries’ technology, footprint, and distribution capability to all markets, and leverage our own licenses and retail dispensaries to service more consumers in every state in which we operate,” he continued. “We are excited about the unique opportunities that this combination creates as we build a better model to adapt to the changes in the cannabis marketplace and deliver shareholder value year over year,” he concluded.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that constitute “forward-looking information” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the management of Stem and Driven Deliveries with respect to future business activities. Forward-looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect” or similar expressions and includes information regarding: (i) the ability of the Combined Company to integrate Driven Deliveries’ technology and to distribute Stem’s brands through such platform; (ii) the exchange ratio and closing date for the Acquisition, together with expectations around the accretive nature of the Acquisition and the expected market capitalization of the Combined Company; (iii) the expansion of the Combined Company’s market following the closing of the Acquisition and the ability to scale operations; (iv) the expected management of the Combined Company; and (v) the expected cost savings and other efficiencies following the closing of the Acquisition. Investors are cautioned that forward-looking information is not based on historical facts but instead reflects the management of Stem and Driven Deliveries’ expectations, estimates or projections concerning future results or events based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made. Although Stem and Driven Deliveries believe that the expectations reflected in such forward-looking information are reasonable, such information involves risks and uncertainties, and undue reliance should not be placed on such information, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the Stem or Driven Deliveries. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking information are the following: changes in general economic, business and political conditions, including changes in the financial markets; the ability of the Stem, Driven Deliveries or the Combined Company to raise debt and equity capital in the amounts and at the costs that it expects; adverse changes in the public perception of cannabis; construction delays; decreases in the prevailing prices for cannabis and cannabis products in the markets that the each of Stem and Driven Deliveries operates in; adverse changes in applicable laws; adverse changes in the application or enforcement of current laws, including those related to taxation; the inability to locate and acquire suitable companies, properties and assets necessary to execute on the Combined Company’s business plans; political risk; and increasing costs of compliance with extensive government regulation. This forward-looking information may be affected by risks and uncertainties in the business of Stem and Driven Deliveries and market conditions.

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although Stem and Driven Deliveries have attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. Neither Stem nor Driven Deliveries assume any obligation to update this forward-looking information except as otherwise required by applicable law.

No securities regulatory authority has in any way passed upon the merits of the proposed transactions described in this news release or has approved or disapproved of the contents of this news release.

For further information, please contact:

Media Contact:
Mauria Betts
STEM HOLDINGS, INC.
Mauria@stemholdings.com
971.319.0303

Investor Contact:

KCSA Strategic Communications

Valter Pinto or Elizabeth Barker

+1 212-896-1254 or +1 212-896-1203

DRVD@kcsa.com

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